Exhibit 99.1

News Release

Release: Immediate	Contact:	Ronda J. Williams 312-706-3232

Oil-Dri Announces Annual Meeting and Record Dates

CHICAGO – September 24, 2009 – Oil-Dri Corporation of America (NYSE: ODC) will hold its Annual Meeting of Stockholders on Tuesday, December 8, 2009.

The meeting will be held at 10:30 a.m. (Central Time) at The Standard Club, 320 South Plymouth Court, Chicago, Illinois.  The record date for voting eligibility at the Annual Meeting is October 14, 2009.

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Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for industrial, automotive, agricultural, horticultural and specialty markets and the world’s largest manufacturer of cat litter.